                                  Exhibit 99.15

                                     Form of

                             Stock Purchase Warrant

   -------------------------------------------------------------------------


               A Private Offering to Accredited Investors of up to
                   500,000 Units of Common Stock and Warrants

                         Offering Price: $0.90 per Unit
                   Minimum Investment: 10,000 Units for $9,000

                                  April | 2003


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Health Sciences Group, Inc. - Stock Purchase Warrant                      Page i
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CONTACT:

Fred E. Tannous
Chief Executive Officer
Health Sciences Group, Inc.
Howard Hughes Center
6080 Center Drive, 6th Floor
Los Angeles, CA  90045
Tel | (310) 242-6700
Fax| (310) 362-8607

DOCUMENT TRACKING

SUBMITTED TO:           COMPANY           DATE            DOCUMENT NUMBER

Health Sciences Group, Inc.
Stock Purchase Warrant

April, 2003

Copyright (C) 2003, Health Sciences Group, Inc.

No part of this document may be reproduced in any form or by any electronic or mechanical means, including information storage and retrieval devices or systems, without prior written permission from Health Sciences Group, Inc. This document or information it contains may not be used, reproduced, or disclosed without authorization in writing by Health Sciences Group, Inc.

C O N F I D E N T I A L--Use, reproduction, or disclosure is subject to the restrictions in DFARS 252.227-7013 & 252.211-7015/FAR 52.227-14 & 52.227-19 for
commercial computer software or technical data provided to the U.S. government with limited rights, as applicable.

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Health Sciences Group, Inc. - Stock Purchase Warrant                     Page ii
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                             STOCK PURCHASE WARRANT
--------------------------------------------------------------------------------
PRIVATE PLACEMENT
--------------------------------------------------------------------------------

The accompanying Term Sheet has been prepared by the Company and no representation or warranty is made as to the accuracy or completeness of the information contained therein. Prospective investors will be given the opportunity to meet with management and conduct their own due diligence investigations, upon which they must rely solely in making their investment decision.

This Stock Purchase Warrant is submitted in connection with the private placement of the securities described in the Term Sheet and may not be reproduced or used for any other purpose. Each recipient of the Stock Purchase Warrant agrees that all of the information contained therein is of a confidential nature, that it will treat such information in a confidential manner, and that it will not, directly or indirectly, disclose or permit its agents or affiliates to disclose any of such information without the prior written consent of the Company. If the recipient does not participate in this offering, the recipient agrees to return Stock Purchase Warrant, and any accompanying documentation, to the Company promptly.

UNREGISTERED SECURITIES
--------------------------------------------------------------------------------

THIS STOCK PURCHASE WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN A SUBSCRIPTION AGREEMENT, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR
OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SUCH ACT.

CONTACT
--------------------------------------------------------------------------------

Questions and inquiries about Health Sciences Group, Inc. and this document should be directed to:

         Fred E. Tannous or Bill Glaser
         Health Sciences Group, Inc.
         Howard Hughes Center
         6080 Center Drive, 6th Floor
         Los Angeles, CA  90045

         Tel | (310) 242-6700
         Fax| (310) 362-8607
         Email:    INFO@HSCIENCES.COM
         Website: WWW.HSCIENCES.COM

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Health Sciences Group, Inc. - Stock Purchase Warrant                      Page 1
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1.0      STOCK PURCHASE WARRANT
--------------------------------------------------------------------------------

THIS CERTIFIES THAT, for value received,  ______________________________________
or its registered assigns, is entitled to purchase from Health Sciences Group, Inc., a Colorado corporation (the "Company"), at any time or from time to time during the period specified in Section 1.2 hereof, _____________ fully paid and non-assessable shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), at an exercise price per share equal to $1.25 (the "Exercise Price"). The term "Warrant Shares," as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 1.4 hereof. The term "Warrants" means this Warrant, issued pursuant to that certain Subscription Agreement, dated _______________ 2003, by and between the Company and the Investor listed on the execution page thereof (the "Subscription Agreement"). This Warrant is subject to the following terms, provisions, and conditions:

    1.1  EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT METHOD
--------------------------------------------------------------------------------

    Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined in Section 1.11.3 below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

    Notwithstanding anything in this Warrant to the contrary, in no event shall the holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or

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Health Sciences Group, Inc. - Stock Purchase Warrant                      Page 2
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    portions thereof) with respect to which the  determination  described herein is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. The holder of this Warrant may waive the limitations set forth herein by 61 days written notice to the Company. Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without (i) the written consent of the holder hereof and the Company and (ii) the approval of a majority of shareholders of the Company.

    1.2  PERIOD OF EXERCISE
--------------------------------------------------------------------------------

     This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and delivered pursuant to the terms of the Subscription Agreement and before 6:00 p.m., Eastern Standard Time, on the THIRD anniversary of the date of issuance (the "Exercise Period").

    1.3  CERTAIN AGREEMENTS OF THE COMPANY
--------------------------------------------------------------------------------

     The Company represents and warrants to the Subscriber that prior to the consummation of this offering and at the Closing Date:

         1.3.1 SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.

         1.3.2 RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         1.3.3 CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

         1.3.4 SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

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Health Sciences Group, Inc. - Stock Purchase Warrant                      Page 3
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    1.4  ANTIDILUTION PROVISIONS
--------------------------------------------------------------------------------

     During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this
     Section 1.4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

         1.4.1 SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

         1.4.2 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 1.4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         1.4.3 CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 1.4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 1.4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

         1.4.4 DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such

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Health Sciences Group, Inc. - Stock Purchase Warrant                      Page 4
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                  holder been the holder of such  shares of Common  Stock on the record date for the determination of stockholders entitled to such distribution.

         1.4.5 NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

         1.4.6 MINIMUM ADJUSTMENT OF EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

         1.4.7 NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

         1.4.8    OTHER NOTICES.  In case at any time:

                        a. the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

                        b. the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                        c. there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                        d.    there   shall  be  a  voluntary   or   involuntary
                              dissolution, liquidation or winding up of the Company;

                  then, in each such case, the Company shall give to the holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto.

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Health Sciences Group, Inc. - Stock Purchase Warrant                      Page 5
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                  Failure to give any such  notice or any defect  therein  shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

         1.4.9 CERTAIN EVENTS. If any event occurs of the type contemplated by the adjustment provisions of this Section 1.4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 1.4.5 hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

    1.5  ISSUE TAX
--------------------------------------------------------------------------------

     The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

    1.6  NO RIGHTS OR LIABILITIES AS A SHAREHOLDER
--------------------------------------------------------------------------------

     This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    1.7  TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANT
--------------------------------------------------------------------------------

     1.7.1 RESTRICTION ON TRANSFER. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 1.7.5 below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 1.7.6 hereof and to the applicable provisions of the Subscription Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 1.8 are assignable only in accordance with the provisions of that certain Registration Rights Agreement of even date herewith by and among the Company and the other signatories thereto (the "Registration Rights Agreement").

     1.7.2 WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 1.7.5 below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

     1.7.3 REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably

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Health Sciences Group, Inc. - Stock Purchase Warrant                      Page 6
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              3  satisfactory  in form  and amount to  the  Company,  or, in the case of  any such mutilation,  upon  surrender and cancellation of
              this   Warrant,  the  Company,  at its  expense,  will execute and deliver, in  lieu thereof, a new Warrant of like tenor.

     1.7.4 CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 1.7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 1.7.

     1.7.5 REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     1.7.6 EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

    1.8  REGISTRATION RIGHTS
--------------------------------------------------------------------------------

     The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in Section 1.2 of the Registration Rights Agreement.

    1.9  NOTICES
--------------------------------------------------------------------------------

     All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at Howard Hughes Center, 6080 Center Drive, 6th Floor, Los Angeles, California 90045, Attention: Chief Executive Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company.

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Health Sciences Group, Inc. - Stock Purchase Warrant                      Page 7
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     Any such notice,  request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 1.9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

    1.10 GOVERNING LAW
--------------------------------------------------------------------------------

     THIS WARRANT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN LOS ANGELES, CALIFORNIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS WARRANT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

    1.11 MISCELLANEOUS
--------------------------------------------------------------------------------

   1.11.1 AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

   1.11.2 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

   1.11.3 REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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Health Sciences Group, Inc. - Stock Purchase Warrant                      Page 8
--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                         HEALTH SCIENCES GROUP, INC.


                                         -----------------------------
                                         Name:    Fred E. Tannous
                                         Title:   Chief Executive Officer


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Health Sciences Group, Inc. - Stock Purchase Warrant                      Page 9
--------------------------------------------------------------------------------
2.0      FORM OF EXERCISE AGREEMENT
--------------------------------------------------------------------------------

Dated:  __________, 200__

To:
   ------------------------------------------

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase __________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of, or, if the resale of such Common Stock by the undersigned is not currently registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Section 1.11.3 of the Warrant) equal to $__________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

                      Name:    ______________________________


                      Signature:
                      Address:_______________________________


                      Note:    The  above   signature   should   correspond
                      exactly with the name on the face of the within Warrant, if applicable.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

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Health Sciences Group, Inc. - Stock Purchase Warrant                     Page 10
--------------------------------------------------------------------------------
3.0      FORM OF ASSIGNMENT
--------------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

NAME OF ASSIGNEE                    ADDRESS                   NUMBER OF SHARES


,      and      hereby      irrevocably       constitutes      and      appoints
___________________________________  as agent and  attorney-in-fact  to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:   __________, 200_

In the presence of:             ______________________________

                           Name:______________________________


                           Signature:_________________________
                           Title of Signing Officer or Agent (if any):

                           Address: ______________________________

                           Note:    The  above   signature   should   correspond
                           exactly with the name on the face of the within Warrant, if applicable.

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